UNITED STATES OF AMERICA
Before the
OFFICE OF THRIFT SUPERVISION

)
In the Matter of	)	Order No.:	SE-10-047
)
)
SUPERIOR BANK	)	Effective Date:	November 2, 2010
)
Tampa, Florida	)
OTS Docket No. 18010)
)

STIPULATION AND CONSENT TO ISSUANCE OF ORDER TO CEASE AND DESIST

WHEREAS, the Office of Thrift Supervision (OTS), acting by and through its Regional Director for the Southeast Region (Regional Director), and based upon information derived from the exercise of its regulatory and supervisory responsibilities, has informed Superior Bank, Tampa, Florida, OTS Docket No. 18010 (Association), that the OTS is of the opinion that grounds exist to initiate an administrative proceeding against the Association pursuant to 12 U.S.C. § 1818(b);

WHEREAS, the Regional Director, pursuant to delegated authority, is authorized to issue Orders to Cease and Desist where a savings association has consented to the issuance of an order; and

WHEREAS, the Association desires to cooperate with the OTS to avoid the time and expense of such administrative cease and desist proceeding by entering into this Stipulation and Consent to Issuance of Order to Cease and Desist (Stipulation) and, without admitting or denying that such grounds exist, but only admitting the statements and conclusions in Paragraphs 1 and 2 below concerning Jurisdiction, hereby stipulates and agrees to the following terms:

Superior Bank
Stipulation and Consent to Issuance of Order to Cease and Desist

Jurisdiction.

1.           The Association is a “savings association” within the meaning of 12 U.S.C. § 1813(b) and 12 U.S.C. § 1462(4).  Accordingly, the Association is “an insured depository institution” as that term is defined in 12 U.S.C. § 1813(c).

2.           Pursuant to 12 U.S.C. § 1813(q), the Director of the OTS is the “appropriate Federal banking agency” with jurisdiction to maintain an administrative enforcement proceeding against a savings association.  Therefore, the Association is subject to the authority of the OTS to initiate and maintain an administrative cease and desist proceeding against it pursuant to 12 U.S.C. § 1818(b).

OTS Findings of Fact.

3.           Based on its April 26, 2010 examination of the Association (2010 Examination), the OTS finds that the Association has engaged in unsafe or unsound banking practices and failed to comply with conditions imposed in writing by the OTS including:

(a)           operating the Association with an inadequate level of capital protection for the volume, type and quality of assets held by the Association;

(b)           operating with inadequate earnings to augment capital and support reserves;

(c)           operating with an excessive level of adversely classified loans and assets;

(d)           creating and operating with an excessive concentration of commercial real estate and construction loans.

(e)           operating the Association with a materially underfunded ALLL and inaccurately reported and understated classified assets.

Superior Bank
Stipulation and Consent to Issuance of Order to Cease and Desist

(f)           engaging in unsafe and unsound practices by failing to:

(i)           provide OTS with an acceptable business plan and capital plan that included reasonable strategies to preserve and enhance capital, improve asset quality, and strengthen and improve earnings;

(ii)          adopt and implement acceptable Allowance for Loan Lease Loss (ALLL) policies, procedures and methodologies that ensured the timely establishment and maintenance of adequate ALLLs;

(iii)         adopt and implement policies and procedures to ensure the Association indentified and classified problem assets in compliance with 12 C.F.R. § 563.160 and 12 C.F.R. Part 570; and

(iv)         correct all deficiencies and weaknesses identified in the 2010 Examination.

4.           Based on its 2010 Examination of the Association, the OTS finds that the Association has engaged in violations of law and regulation, including:

(a)           12 C.F.R. § 560.101 (regarding Real Estate Lending Standards);

(b)           12 C.F.R. § 560.160 (regarding accurate and timely classification of assets);

(c)           12 C.F.R. § 563.161 (regarding safe and sound management and financial policies); and

(d)           12 C.F.R. § 563.170(c) (regarding establishment and maintenance of accurate books and records).

Consent.

5.           The Association consents to the issuance by the OTS of the accompanying Order to Cease and Desist (Order).  The Association further agrees to comply with the terms of the Order upon the Effective Date of the Order and stipulates that the Order complies with all requirements of law.

Superior Bank
Stipulation and Consent to Issuance of Order to Cease and Desist

Finality.

6.           The Order is issued by the OTS under 12 U.S.C. § 1818(b).  Upon the Effective Date, the Order shall be a final order, effective, and fully enforceable by the OTS under the provisions of 12 U.S.C. § 1818(i).

Waivers.

7.           The Association waives the following:

(a)           the right to be served with a written notice of the OTS’s charges against it as provided by 12 U.S.C. § 1818(b) and 12 C.F.R. Part 509;

(b)           the right to an administrative hearing of the OTS’s charges as provided by 12 U.S.C. § 1818(b) and 12 C.F.R. Part 509;

(c)           the right to seek judicial review of the Order, including, without limitation, any such right provided by 12 U.S.C. § 1818(h), or otherwise to challenge the validity of the Order; and

(d)          any and all claims against the OTS, including its employees and agents, and any other governmental entity for the award of fees, costs, or expenses related to this OTS enforcement matter and/or the Order, whether arising under common law, federal statutes, or otherwise.

OTS Authority Not Affected.

8.           Nothing in this Stipulation or accompanying Order shall inhibit, estop, bar, or otherwise prevent the OTS from taking any other action affecting the Association if at any time the OTS deems it appropriate to do so to fulfill the responsibilities placed upon the OTS by law.

Superior Bank
Stipulation and Consent to Issuance of Order to Cease and Desist

Other Governmental Actions Not Affected.

9.           The Association acknowledges and agrees that its consent to the issuance of the Order is solely for the purpose of resolving the matters addressed herein, consistent with Paragraph 8 above, and does not otherwise release, discharge, compromise, settle, dismiss, resolve, or in any way affect any actions, charges against, or liability of the Association that arise pursuant to this action or otherwise, and that may be or have been brought by any governmental entity other than the OTS.

Miscellaneous.

10.         The laws of the United States of America shall govern the construction and validity of this Stipulation and of the Order.

11.         If any provision of this Stipulation and/or the Order is ruled to be invalid, illegal, or unenforceable by the decision of any Court of competent jurisdiction, the validity, legality, and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby, unless the Regional Director in his or her sole discretion determines otherwise.

12.         All references to the OTS in this Stipulation and the Order shall also mean any of the OTS’s predecessors, successors, and assigns.

13.         The section and paragraph headings in this Stipulation and the Order are for convenience only and shall not affect the interpretation of this Stipulation or the Order.

14.         The terms of this Stipulation and of the Order represent the final agreement of the parties with respect to the subject matters thereof, and constitute the sole agreement of the parties with respect to such subject matters.

15.         The Stipulation and Order shall remain in effect until terminated, modified, or suspended in writing by the OTS, acting through its Regional Director or other authorized representative.

Superior Bank
Stipulation and Consent to Issuance of Order to Cease and Desist

Signature of Directors/Board Resolution.

16.         Each Director signing this Stipulation attests that he or she voted in favor of a Board Resolution authorizing the consent of the Association to the issuance of the Order and the execution of the Stipulation.  This Stipulation may be executed in counterparts by the directors after approval of execution of the Stipulation at a duly called board meeting.

[Remainder of Page Intentionally Left Blank]

Superior Bank
Stipulation and Consent to Issuance of Order to Cease and Desist

WHEREFORE, the Association, by its directors, executes this Stipulation.

Accepted by:

SUPERIOR BANK			OFFICE OF THRIFT SUPERVISION
Tampa, Florida

By:	/s/ C. Stanley Bailey	By:	/s/ James G. Price
	C. Stanley Bailey		James G. Price
	Chairman		Regional Director, Southeast Region

Date: See Effective Date on page 1

	/s/ C. Marvin Scott		/s/ Peter L. Lowe
	C. Marvin Scott, Director		Peter L. Lowe, Director

	/s/ Rick D. Gardner		/s/ John C. Metz
	Rick D. Gardner, Director		John C. Metz, Director

/s/ Roger D. Barker
	Roger D. Barker, Director		D. Dewey Mitchell, Director

	/s/ Thomas E. Dobbs, Jr.		/s/ Robert R. Parrish, Jr.
	Thomas E. Dobbs, Jr., Director		Robert R. Parrish, Jr., Director

	/s/ Thomas E. Jernigan, Jr.		/s/ Charles W. Roberts, III
	Thomas E. Jernigan, Jr., Director		Charles W. Roberts, III, Director

	/s/ James Mailon Kent, Jr.		/s/ James C. White
	James Mailon Kent, Jr., Director		James C. White, Director

Superior Bank
Stipulation and Consent to Issuance of Order to Cease and Desist